                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Panhandle Eastern Corporation:

     We consent to the use in this registration statement on Form S-4 of our reports on the consolidated financial statements and financial statement schedules of Panhandle Eastern Corporation and subsidiaries incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Such report covering the consolidated financial statements refers to changes in the method of accounting for income taxes and postretirement benefits other than pensions.

                                            /s/  KPMG PEAT MARWICK LLP
                                                 KPMG Peat Marwick LLP

Houston, Texas

November 14, 1994